UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AIKIDO PHARMA INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 11, 2022

Dear Stockholder:

You are cordially invited to attend AIkido Pharma Inc.’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 20, 2022, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. The formal meeting notice and proxy statement for the Annual Meeting are attached.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AIKI2022.

We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the company. The virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the Annual Meeting online, please promptly submit your proxy vote by Internet, telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 19, 2022. If you attend the Annual Meeting online and wish to vote at the Annual Meeting, you will be able to do so even if you have previously returned your proxy card.

Thank you for your continued support of, and interest in, AIkido Pharma Inc.

Sincerely,
/s/ Robert J. Vander Zanden
Robert J. Vander Zanden
Chairman of the Board
New York, New York
April 11, 2022

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND ONLINE, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. YOUR PROXY, GIVEN BY VOTING PRIOR TO THE ANNUAL MEETING, MAY BE REVOKED PRIOR TO ITS EXERCISE BY ENTERING A NEW VOTE OVER THE INTERNET, FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING ONLINE AND VOTING ONLINE.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING ONLINE MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

One Rockefeller Plaza, 11th Floor
New York, NY 10020

NOTICE OF 2021ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2022

April 11, 2022

To our Stockholders:

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of AIkido Pharma Inc., a Delaware corporation (the “Company,” “AIkido Pharma Inc.,” “AIkido”, “our,” “we” or “us”), will be held as a “virtual meeting” via live audio webcast on Friday, May 20, 2022, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)    To elect two (2) Class II directors to serve terms in accordance with the Second Amended and Restated Bylaws;

(2)    To ratify the appointment of WithumSmith + Brown PC as our independent registered public accounting firm for the year ending December 31, 2022;

(3)    To conduct a non-binding advisory vote on our executive compensation; and

(4)    To approve and adopt a proposal to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our common stock at a ratio ranging from one share for not less than each five (5) shares nor more than each thirty (30) shares (the “Reverse Split”), with the exact ratio within such range to be determined at the sole discretion of the Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split.

Pursuant to our Second Amended and Restated Bylaws, our Board has fixed the close of business on March 21, 2022 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of our common stock, Series D convertible preferred stock, Series D-1 convertible preferred stock, Series O convertible preferred stock and Series P convertible preferred stock are entitled to vote at the Annual Meeting.

Our annual meeting will be a “virtual meeting” of stockholders which will be conducted exclusively online via live audio webcast.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, on April 11, 2022, we first sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2022 proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2021 online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

You will be able to attend the Annual Meeting via live audio webcast by visiting AIkido’s virtual meeting website at www.virtualshareholdermeeting.com/AIKI2022 on Friday, May 20, 2022, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials that you received for the Annual Meeting. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card. You may also vote your shares over telephone or the Internet in accordance with the instructions on the proxy card. Any stockholder attending the Annual Meeting may vote in person at the virtual meeting, even if you have already returned a proxy card or voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Friday, May 20, 2022: This notice of annual meeting of stockholders, the proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS
By:	/s/ Robert J. Vander Zanden
Robert J. Vander Zanden Chairman of the Board

i

One Rockefeller Plaza, 11th Floor
New York, NY 10020

PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF STOCKHOLDERS
May 20, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Friday, May 20, 2022: This notice of annual meeting of stockholders, the proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

Your proxy is solicited by the Board of Directors for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), to be held Friday, May 20, 2022, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live audio webcast. The Company’s principal executive office is located at One Rockefeller Plaza, 11th Floor, New York, NY 10020, and the telephone number is (703) 992-9325.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

(1)    To elect two (2) Class II directors to serve terms in accordance with the Second Amended and Restated Bylaws;

(2)    To ratify the appointment of WithumSmith + Brown PC as our independent registered public accounting firm for the year ending December 31, 2022;

(3)    To conduct a non-binding advisory vote on our executive compensation; and

(4)    To approve and adopt a proposal to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our common stock at a ratio ranging from one share for not less than each five (5) shares nor more than each thirty (30) shares (the “Reverse Split”), with the exact ratio within such range to be determined at the sole discretion of the Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split.

Pursuant to our Second Amended and Restated Bylaws, our Board has fixed the close of business on March 21, 2022 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of our common stock, Series D convertible preferred stock, Series D-1 convertible preferred stock, Series O redeemable convertible preferred stock and Series P redeemable convertible preferred stock are entitled to vote at the Annual Meeting. Our annual meeting will be a “virtual meeting” of stockholders which will be conducted exclusively online via live audio webcast.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, on April 11, 2022, we first sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2022 proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2021 online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

You will be able to attend the Annual Meeting via live audio webcast by visiting Aikido’s virtual meeting website at www.virtualshareholdermeeting.com/AIKI2022 on Friday, May 20, 2022, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Further instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I Receiving these Materials?

This Proxy Statement and the accompanying materials are being provided for the solicitation of proxies by our Board of Directors for the 2022 Annual Meeting.

What is Included in these Materials?

These materials include the Notice, the Proxy Statement, a proxy card and the Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2022.

What is the Purpose of the Annual Meeting?

This is the Annual Meeting of the Company’s Stockholders. At the meeting, we will be voting upon:

(1)    To elect two (2) Class II directors to serve terms in accordance with the Second Amended and Restated Bylaws;

(2)    To ratify the appointment of WithumSmith + Brown PC as our independent registered public accounting firm for the year ending December 31, 2022;

(3)    To conduct a non-binding advisory vote on our executive compensation; and

(4)    To approve and adopt a proposal to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our common stock at a ratio ranging from one share for not less than each five (5) nor more than each thirty (30) shares (the “Reverse Split”), with the exact ratio within such range to be determined at the sole discretion of the Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split.

How do Proxies Work?

Our Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

I Share an Address with Another Stockholder and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain An Additional Copy of the Proxy Materials?

Our Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice, the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice, the Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the Notice, the Proxy Statement and the Annual Report, you may contact us at the following address and phone number:

AIkido Pharma Inc.
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Attention: Corporate Secretary
Telephone: (703) 992-9325

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who is Entitled to Vote?

Our Board has fixed the close of business on March 21, 2022 as the “Record Date” for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. You can vote at the Annual Meeting if you held shares of our common stock, Series D convertible preferred stock (the “Series D Preferred Stock”) Series D-1 convertible preferred stock (the “Series D-1 Preferred Stock”) Series O redeemable convertible preferred stock (the “Series O Preferred Stock”) or the Series P redeemable convertible preferred stock (the “Series P Preferred Stock”), collectively, the “Voting Capital” as of the close of business on the Record Date. On April 11, 2022, there were 89,293,446 shares of common stock outstanding, 3,825 shares of Series D Preferred Stock outstanding, 834 shares of Series D-1 Preferred Stock outstanding, 11,000 shares of Series O Preferred Stock outstanding and 11,000 shares of Series P Preferred Stock outstanding. Each share of common stock entitles the holder thereof to one vote.

Our outstanding Series D Preferred Stock, Series D-1 Preferred Stock, O Preferred Stock and P Preferred Stock are entitled to the following number of votes subject to the beneficial ownership limitations described below:

Series D Preferred Stock — ten/nineteenths votes per preferred share; and
Series D-1 Preferred Stock — ten/nineteenths votes per preferred share.

The Series O Preferred Stock and Series P Preferred Stock will have no voting rights, other than the right to vote as a class on certain specified matters, except that (i) each share of Series O Preferred Stock will have the right to vote, on an as converted basis, on the Reverse Stock Split (together with the Company’s common stock and the Series P Preferred Stock as a single class), and (ii) each share of Series P Preferred Stock will have the right to cast 30,000 votes per share of Series P Preferred Stock on the Reverse Stock Split; provided, that such votes will automatically be voted in a manner that “mirrors” the proportions on which the shares of common stock (excluding any shares of common stock that are not voted), Series O Preferred Stock and any other shares of preferred stock of the Company (other than the Series P Preferred Stock) are voted on the Reverse Stock Split and the amendment as it relates to proposal 4.

Beneficial ownership limitations on our Series D Preferred Stock and Series D-1 Preferred Stock prevents the conversion or voting of such preferred stock if the number of shares of common stock to be issued pursuant to such conversion or to be voted would exceed, when aggregated with all other shares of common stock or other voting stock owned by such holder at such time, the number of shares of common stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act, as amended (the “Exchange Act”), and the rules thereunder) more than:

4.99% of all the common stock outstanding at such time, in the case of Series D Preferred Stock; and
9.99% of all the common stock outstanding at such time, in the case of Series D-1 Preferred Stock.

As of April 11, 2022, no stockholder’s ownership of our Series D Preferred Stock and Series D-1 Preferred had violated the ownership limitations set forth above and, as a result, no reductions of voting rights have been made.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices located at One Rockefeller Plaza, 11th Floor, New York, NY 10020 for a period of at least 10 days prior to the Annual Meeting and during the meeting. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name and you would like to vote your shares at the Annual Meeting, you will need to obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

How Do I Vote?

Stockholders of Record

For your convenience, our record holders have four methods of voting:

1.      Vote by Internet.

•        Before the meeting:    Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        During the meeting:    Go to www.virtualshareholdermeeting.com/AIKI2022. You will be able to attend the Annual Meeting online, vote your shares electronically until voting is closed and submit your questions during the Annual Meeting.

2.      Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.      Vote by telephone.    You may vote by proxy by calling 1-800-690-6903 and following the instructions on the proxy card.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have four methods of voting:

1.      Vote by Internet.

•        Before the meeting:    Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        During the meeting:    Go to www.virtualshareholdermeeting.com/AIKI2022. You will be able to attend the Annual Meeting online, vote your shares electronically until voting is closed and submit your questions during the Annual Meeting. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

2.      Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.      Vote by telephone.    You may vote by proxy by calling 1-800-690-6903 and following the instructions on the proxy card.

If you vote by Internet or by telephone, please DO NOT mail your proxy card.

How Will My Shares Be Voted?

All shares entitled to vote and represented by a properly completed, executed and delivered proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as you instruct in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted for each proposal and each director nominee and with regard to any other matters that may be properly presented at the Annual Meeting and all matters incident to the conduct of the meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. The only persons who have access to your vote are the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our Company’s management and the Board.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when at least 33 1/3% of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, holders of the Voting Capital representing at least 29,743,333 votes must be represented in person or by proxy at the virtual meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in a street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote”. If you sign your proxy card, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board. Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Proposals 2 (the ratification of the appointment of WithumSmith + Brown PC as our independent registered public accounting firm) and 4 (the amendment to our Certificate of Incorporation to effect the Reverse Split) are “routine” matters on which your broker can exercise voting discretion. All other proposals are considered non-routine and therefore brokers cannot use discretionary authority to vote shares on other proposals to be considered at the Annual Meeting if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are not included in the tabulation of the voting results for any of the proposals and, therefore, do not affect these proposals, but are included for purposes of determining whether a quorum has been reached.

How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of two (2) Class II directors	Plurality of the votes cast (the two (2) directors receiving the most “For” votes)	No
Ratification of the appointment of WithumSmith + Brown PC as our independent registered public accounting firm for the fiscal year ending December 31, 2022	A majority of the votes cast	Yes
Approval, by non-binding advisory vote, of our executive compensation	A majority of the votes cast	No
Approval of an amendment to our Certificate of Incorporation to effect the Reverse Split	A majority of the votes cast	Yes

What Are the Voting Procedures?

In voting by proxy with regard to the election of Class II directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

All shares represented by proxy will be voted at the Annual Meeting in accordance with the choices specified on the proxy, and where no choice is specified, in accordance with the recommendations of the Board. Thus, where no choice is specified, the proxies will be voted for the election of all director nominees and the proposals being placed before our stockholders at the Annual Meeting.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to our administrator, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting via the internet at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: AIkido Pharma Inc., One Rockefeller Plaza, 11th Floor, New York, NY 10020, Attention: Elizabeth Ogando. Revocations of proxies must be received prior to the time of the Annual Meeting to serve as an effective revocation of that proxy.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the meeting.

Is There an Advisory Vote on Executive Compensation?

Yes. Following this 2022 Annual Meeting, our next advisory vote on executive compensation will take place at our 2023 annual meeting of stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Friday, May 20, 2022: The notice of annual meeting of stockholders, this proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

GOVERNANCE OF THE COMPANY

Executive Officers

The name of our Named Executive Officer and his age and position as of April 11, 2022 is set forth below.

Name	Age	Position
Anthony Hayes	53	Chief Executive Officer, Director, Principal Financial Officer and Principal Accounting Officer

Directorships

The current Board of Directors consists of Mr. Tim S. Ledwick, Mr. Anthony Hayes, Dr. Robert J. Vander Zanden, Mr. Gregory James Blattner, Mr. Paul LeMire, Mr. Kyle Wool and Mr. Robert Dudley.

Except as otherwise reported therein, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years.

Board Leadership Structure and Role in Risk Oversight

Our Company currently separates the roles of Chairman of the Board and Chief Executive Officer (“CEO”). Although the Board believes the separation of these roles is appropriate for us at this time, the advisability of the separation depends upon the specific circumstances and dynamics of our leadership and may change in the future.

As Chairman of the Board, Dr. Vander Zanden serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the Board, committee chairs and management, he presides over meetings of the Board.

Our Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. Our primary rationale for separating the positions of Chairman of the Board and the CEO is the recognition of the time commitments and activities required to function effectively as Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has also permitted the Board to recruit executives into the CEO position who possess skills and experience necessary to lead and grow our Company, but who may not have extensive public company board experience.

The Board has five standing committees — Audit, Compensation, Nominating & Governance, Investment and Pricing and the Business Development sub-committee. The membership of each of the Board committees is comprised of all independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the Board meet in executive session at each quarterly board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility for ensuring that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and the challenges we face. Senior management usually attends our regular quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters.

Board Committees and Charters

The following table identifies the current independent and non-independent Board and Committee members:

Name	Independent	Audit	Compensation	Nominating	Investment	Pricing
Robert J. Vander Zanden	x	x	x
Anthony Hayes
Tim S. Ledwick	x	x
Gregory James Blattner	x			x	x	x
Paul LeMire	x	x		x	x	x
Robert Dudley	x		x	x
Kyle Wool	x		x		x	x

Audit Committee

The current Audit Committee members are Chair, Mr. Ledwick, Dr. Vander Zanden and Mr. LeMire. The Committee has authority to review our financial records, deal with our independent auditors, recommend financial reporting policies to the Board, and investigate all aspects of our business. The Audit Committee Charter is available for your review on our website at www.aikidopharma.com. Each member of the Audit Committee satisfies the independence requirements and other established criteria of the Nasdaq and the SEC. The Board has determined that Mr. Ledwick qualifies as an audit committee financial expert as defined in the SEC and Nasdaq rules.

Compensation Committee

The Compensation Committee oversees the compensation for our executive officers and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. Its current members are Chair, Mr. Wool, Dr. Vander Zanden and Mr. Dudley. The Compensation Committee Charter is available on our website at www.aikidopharma.com.

Nominating Committee

The Nominating Committee presents and recommends to the Board, for approval by the Board, the proposed Board for election by the stockholders. Its members are Chair, Mr. Blattner, Mr. LeMire, and Mr. Dudley. The Nominating Committee Charter is available on our website at www.aikidopharma.com. The Nominating Committee does not have any formal minimum qualifications for director candidates. The Nominating Committee identifies candidates by first evaluating current members of the Board who are willing to continue in service. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate(s).

Among other factors, when considering a prospective candidate, the Nominating Committee considers a candidate’s business experience and skills, attributes pertinent to Company business, personal integrity and judgment, and possible conflicts of interest. To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying director candidates. The Nominating Committee’s policy is to consider director candidate recommendations from its stockholders which are received prior to any Annual Meeting, including confirmation of the candidate’s consent to serve as a director.

Investment Committee

The Investment Committee governs and oversees the investment plans and strategies of the Company. Its members are Chair, Mr. Wool, Mr. LeMire, and Mr. Blattner. The Investment Committee Charter is available on our website at www.aikidopharma.com. The Investment Committee does not have any formal minimum qualifications for director candidates.

Pricing Committee

The Pricing Committee insures that the Company is identifying the strengths and weaknesses of our pricing strategy to always optimize for profit. Its members are Mr. LeMire, Mr. Wool and Mr. Blattner. The Investment Committee Charter is available on our website at www.aikidopharma.com.

Stockholder Communication

As a stockholder of our Company, you may communicate in writing at any time with the entire Board or any individual director (addressed to “Board of Directors” or to a named director), c/o AIkido Pharma Inc., Attention: Elizabeth Ogando, One Rockefeller Plaza, 11th Floor, New York, NY 10020, or via e-mail at info@aikidopharma.com. All appropriate communications will be promptly relayed to the appropriate Directors. Our administrator will coordinate all responses.

Meetings of the Board of Directors and Committees

As of April 11, 2022, our Board has held, during the year 2022, a total of 3 regularly scheduled and special meetings, the Audit Committee held 1 meeting, the Compensation Committee held 1 meeting and the Nominating Committee and Pricing Committee did not hold any meetings. None of our incumbent directors attended less than 100% of the Board or committee meetings.

Policy Regarding Attendance at Annual Meetings of Stockholders

Our Company does not have a policy with regard to Board members’ attendance at annual meetings. All of our directors attended our last annual meeting of stockholders.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in biomedicine, medical and drug regulation in China, intellectual property, early-stage companies, research and development, strategic planning, business development, compensation, finance, accounting and banking.

In evaluating nominations to the Board, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. The Governance Committee took these specifications into account in formulating and re-nominating its present Board members.

The current director candidates, who are nominated to serve as non-executive directors, were recommended by management and nominated by the full Board.

Code of Ethics

We have adopted a Code of Ethics, which is available on our website at www.aikidopharma.com.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Review, Approval or Ratification of Transactions with Related Persons

The Board reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our Directors and named Executive Officers, and anyone who beneficially owns ten percent (10%) or more of our Company’s Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Persons required to file such reports also need to provide us with copies of all Section 16(a) forms they file.

Based solely upon a review of (i) copies of the Section 16(a) filings received during or with respect to 2021, and (ii) certain written representations of our officers and directors, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2021 were filed in a timely manner.

EXECUTIVE COMPENSATION

The following Summary of Compensation table sets forth the compensation paid by our Company during the two years ended December 31, 2021 and 2020, to all Executive Officers earning in excess of $100,000 during any such year.

Summary of Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Hayes,	2021	460,000	—	—	—	—	—	—	460,000
Chief Executive Officer, Director, Principal Accounting Officer and Principal Financial Officer	2020	395,341	700,000	—	26,910	—	—	—	1,122,251

Darrell Dotson,	2021	275,000	50,000	—	—	—	—	—	325,000
VP of Drug Development & General Counsel	2020	218,750	100,000	—	—	—	—		318,750

Outstanding Equity Awards at December 31, 2021

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Anthony Hayes	9,290	—	$571.71	4/1/2023
	930	—	$4.34	5/30/2022
	50,000	—	$0.64	12/23/2030
Darrell Dotson	1,240	—	$108.21	8/1/2024

Executive Officer Agreements

Anthony Hayes

Anthony Hayes is employed as our Chief Executive Officer pursuant to an employment agreement originally dated as of April 1, 2016, and amended on October 19, 2017 and June 28, 2021. Under the terms of his employment agreement, as amended, Mr. Hayes will serve as our Chief Executive Officer until June 28, 2024 at a base salary of $500,000 per annum. Mr. Hayes is entitled to receive an annual cash bonus in an amount equal to up to $250,000 if the Company meets or exceeds certain criteria adopted by the Compensation Committee of the Company’s Board of Directors. In connection with the April 1, 2016 amendment. we granted Mr. Hayes executive restricted stock units, pursuant to the Company’s 2014 Equity Incentive Plan, with respect to 118,512 shares of the Company’s common stock. One-half of the shares were to have vested if as of December 31, 2016, if the Company had pro-forma cash of at least five million dollars ($5,000,000) (cash plus any cash used for a Board-approved extraordinary acquisition or transaction reconstituting the Company’s core operations, less accrued bonuses) and one-half were to have vested upon the Company meeting certain agreed upon criteria. As of June 30, 2020, 59,256 restricted stock units were vested and 59,256 restricted stock units were forfeited. In connection with the October 19, 2017 amendment, we awarded Mr. Hayes a restricted stock unit grant for 30,000 shares of the Company’s common stock under the Company’s 2014 Equity Incentive Plan, which grant was to have vested in installments, in tandem with the satisfaction of the same criteria to which his cash bonus was subject. If all criteria were met,100% of the grant of restricted stock units were to have vested upon the determination of the Compensation Committee, in no event later than March 15, 2018. In the event we terminate Mr. Hayes’ employment without “cause” or pursuant to a change in control, we are obligated to pay Mr. Hayes, in addition to reimbursement of any documented, unreimbursed expenses incurred prior to such date, (i) any unpaid compensation and vacation pay accrued during the term of the Employment Agreement, and any other benefits accrued to him under any of our benefit plans outstanding at such time, (ii) twelve (12) months base salary at the then current rate to be paid in a single lump sum within thirty (30) days of Mr. Hayes’ termination, (iii) continuation for a period of twelve (12) months of any benefits as extended to our executive officers from time to time, including but not limited to group health care coverage and (iv) payment on a pro rata basis of any annual bonus or other payments earned in connection with any bonus plans to which Mr. Hayes was a participant as of the date of termination. In addition, any options or restricted stock are to be immediately vested upon termination of Mr. Hayes’s employment without “cause” or pursuant to a change in control.

Darrell Dotson

Darrell Dotson is employed as our Vice President pursuant to an employment agreement originally dated as of January1, 2017, and amended on March 24, 2020 and July 1, 2021. Under the terms of his employment agreement, as amended, Mr. Dotson will serve as our Vice President at a base salary of $300,000 per annum. Mr. Dotson’s contract automatically renews on a quarterly basis unless it is terminated by either Mr. Dotson or the Company. Mr. Dotson also is eligible to be granted executive restricted stock units pursuant to the Company’s 2014 Equity Incentive Plan, upon confirmation by the compensation committee. In the event we terminate his employment without “cause” or pursuant to a change in control, pay Mr. Dotson, in addition to reimbursement of any documented, unreimbursed expenses incurred prior to such date, (i) a cash payment of $250,000 and any unpaid compensation and vacation pay accrued during the term of his employment agreement, and any other benefits accrued to him under any of our benefit plans outstanding at such time, (ii) continuation for a period of twelve (12) months of any benefits as extended to our executive officers from time to time, including but not limited to group health care coverage and (iii) payment on a pro rata basis of any annual bonus or other payments earned in connection with any bonus plans to which Mr. Dotson was a participant as of the date of termination. In addition, any options or restricted stock will be immediately vested upon termination of Mr. Dotson employment without “cause” or pursuant to a change in control.

BENEFICIAL OWNERSHIP OF OUR CAPITAL STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of our common stock owned beneficially as of April 11, 2022 by (i) our officers and directors as a group and (ii) each person (including any group) known to us to own more than 5% of our common stock, Series D Preferred Stock, Series D-1 Preferred Stock herein, Series O Preferred Stock and Series P Preferred Stock. As of April 11, 2022, there were 89,293,446 shares of common stock outstanding, 3,825 shares of Series D Preferred Stock outstanding, 834 shares of Series D-1 Preferred Stock outstanding, 11,000 shares of Series O Preferred Stock outstanding and 11,000 shares of Series P Preferred Stock outstanding. Unless otherwise indicated, it is our understanding and belief that the stockholders listed possess sole voting and investment power with respect to the shares shown.

	Common Stock Beneficially Owned			Series D Preferred Stock		Series D-1 Preferred Stock
Name of Beneficial Owner(1)	Shares		Percentage	Shares	Percentage	Shares	Percentage
Robert J. Vander Zanden	93,569	(2)	*	—	—	—	—
Anthony Hayes	102,500	(3)	*	—	—	—	—
Tim S. Ledwick	94,755	(4)	*	—	—	—	—
Paul LeMire	75,000	(5)	*
Robert Dudley	75,000	(6)	*
Gregory James Blattner	86,766	(7)	*
Kyle Wool	25,000	(8)	*
All Directors and Officers as a Group (6 persons)	552,590		*	—	—	—	—

Stockholders
Daniel W. Armstrong 611 Loch Chalet Ct Arlington, TX 76012-3470	—		—	1,350	28.57%	—	—
R. Douglas Armstrong 570 Ocean Dr. Apt 201 Juno Beach, FL 33408-1953	—		—	450	9.52%	—	—
Thomas Curtis 4280 10 Oaks Road Dayton, MD 21036-1124	—		—	900	19.05%	—	—
Francis Howard 376 Victoria Place London, SW1 V1AA United Kingdom	—		—	900	19.05%	—	—
Charles Strogen 6 Winona Ln Sea Ranch Lakes, FL 33308-2913	—		—	1,125	23.81%	—	—
Chai Lifeline Inc. 151 West 30th Street, Fl 3 New York, NY 10001-4027	—		—	—	—	834	100%

	Series O Preferred Stock		Series P Preferred Stock
Name of Beneficial Owner(1)	Shares	Percentage	Shares	Percentage
Stockholders
Anson Investments Master Fund LP 155 University Avenue, Suite 207, Toronto, Ontario, Canada M5H3B7	3,800	34.6%	3,800	34.6%
Anson East Master Fund LP 155 University Avenue, Suite 207, Toronto, Ontario, Canada M5H3B7	950	8.7%	950	8.7%
Intracoastal Capital LLC 2211A Lakeside Drive Bannockburn, IL 60015	4,700	42.7%	4,700	42.7%
Iroquois Capital Investment Group LLC 2 Overhill Road Scarsdale, NY 10583	500	4.5%	500	4.5%
Iroquois Master Fund Ltd. 2 Overhill Road Scarsdale, NY 10583	1,000	9%	1,000	9%
	11,000	100%	11,000	100%

____________

*        Less than 1% of the outstanding shares of Common Stock.

(1)      Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)      Includes 29,944 shares of Common Stock and options to purchase 63,625 shares of Common Stock.

(3)      Includes 42,280 shares of Common Stock and options to purchase 60,220 shares of Common Stock.

(4)      Includes 32,059 shares of Common Stock and options to purchase 62,696 shares of Common Stock.

(5)      Includes 25,000 shares of Common Stock and options to purchase 50,000 shares of Common Stock.

(6)      Includes 25,000 shares of Common Stock and options to purchase 50,000 shares of Common Stock.

(7)      Includes 25,000 shares of Common Stock and options to purchase 61,766 shares of Common Stock.

(8)      Includes 25,000 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The current Board consists of Mr. Tim S. Ledwick, Mr. Kyle Wool, Mr. Anthony Hayes, Dr. Robert J. Vander Zanden, Mr. Gregory James Blattner, Mr. Paul LeMire and Mr. Robert Dudley. The Board has determined that Dr. Vander Zanden, Mr. Ledwick, Mr. Blattner, Mr. LeMire, Mr. Wool and Mr. Dudley are independent directors within the meaning of the applicable Nasdaq rules. Our Audit, Compensation and Nominating Committees consist solely of independent directors.

We have not adopted written policies and procedures specifically for related person transactions. Our Board is responsible to approve all related party transactions.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the Nasdaq Stock Market). The Audit Committee operates under a written charter, which is available at www.aikidopharma.com and will also be provided in print to any stockholder upon request to the Company’s administrator.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2021.

We have reviewed and discussed with management the Company’s outside accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.

We have discussed with the Company’s outside accounting firm the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have discussed with management and the Company’s outside accounting firm such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the Nasdaq Stock Market and the Audit Committee’s Charter.

We have received and reviewed the written disclosures and the letter from the Company’s outside accounting firm required by applicable requirements of the PCAOB regarding the Company’s outside accounting firm communications with the Audit Committee concerning independence, and have discussed with the Company’s outside accounting firm, their independence from management and the Company.

Based on the reviews and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

This report is submitted by the Audit Committee of the Board of Directors:

Tim S. Ledwick, Chairman
Robert J. Vander Zanden
Gregory James Blattner

PROPOSAL 1:
ELECTION OF CLASS II DIRECTORS

Nominees for Election to Board

Directors to be elected at the Annual Meeting shall be elected for a term expiring at the 2025 annual meeting of stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the Proxy for the election of the two (2) nominees listed below. Although it is not anticipated that any nominee will decline or be unable to serve as a Director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board, unless the Board reduces the number of directors to be elected. Election of a board of directors requires a plurality of the affirmative vote by a plurality of the Voting Capital present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

The following table sets forth the nominees for membership on the Board. It also provides certain information about the nominees as of the Record Date.

Name	Age	Position	Director Class to Serve on	Director Since
Anthony Hayes	53	Director and Chairman of the Board	II	2013
Robert Dudley	66	Director	II	2020

Anthony Hayes

Mr. Anthony Hayes, a director and Chief Executive Officer since 2013, has served as the Chief Executive Officer of North South since March 2013 and since June 2013, as a consultant to our Company. Mr. Hayes was the fund manager of JaNSOME IP Management LLC and JaNSOME Patent Fund LP from August 2012 to August 2013, both of which he co-founded. Mr. Hayes was the founder and Managing Member of Atwater Partners of Texas LLC from March 2010 to August 2012 and a partner at Nelson Mullins Riley & Scarborough LLP from May 1999 to March 2010. Mr. Hayes received his Juris Doctorate from Tulane University School of Law and his B.A. in economics from Mary Washington College. The Board believes Mr. Hayes is qualified to serve as a director of the Company based on his intimate knowledge of the Company through his service as Chief Executive Officer. On March 10, 2017, as a result of Mr. Frank Reiner’s resignation as Chief Financial Officer, Mr. Hayes began serving as the Company’s Principal Accounting Officer. Mr. Hayes executive experience provides him with valuable business expertise, which the Board believes qualifies him to serve as a Class II director of the Company.

Robert Dudley

Mr. Dudley, who joined as a member of our Board of Directors in 2020, currently serves as the Eastern Division and Metropolitan New York City Regional Sales Manager for Select Sector Standard & Poor’s Depositary Receipts (“SPDRs”). Prior to joining Select Sector SPDRs in 2008, Mr. Dudley held several managerial positions at Merrill Lynch within from 1981 through 2007. Mr. Dudley began his career in the Merrill Lynch White Weld Capital Markets in Corporate Bond Syndicate, later moving to Sales Manager for Taxable Fixed Income and Equity Marketing. Later, Mr. Dudley managed Merrill Lynch Consults for the New York City District and ended his career as a Financial Advisor and Sales Manager at the Merrill Lynch Rockefeller Center Branch office. The Board of Directors believes that Mr. Dudley’s executive experience and financial expertise qualifies him to serve as a director of the Company. The Board of Directors believes that Mr. Dudley’s executive experience and financial expertise qualifies him to serve as a Class II director of the Company.

Director Compensation

The following table summarizes the compensation paid to non-employee directors during the year ended December 31, 2021.

	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert J. Vander Zanden(2)	70,000	—	—	—	—	—	70,000
Tim Ledwick(3)	47,500	—	—	—	—	—	47,500
Gregory Blattner(4)	65,000	—	—	—	—	—	65,000
Paul LeMire(5)	65,000	—	—	—	—	—	65,000
Robert Dudley(6)	65,000	—	—	—	—	—	65,000
Kyle Wool(7)	53,186	—	—	—	—	—	53,186

____________

(1)      All stock options were granted in accordance with ASC Topic 718.

(2)      Mr. Vander Zanden was paid $70,000 in cash compensation for his service as a director in 2021.

(3)      Mr. Ledwick was paid $47,500 in cash compensation for his service as a director in 2021.

(4)      Mr. Blattner was paid $65,000 in cash compensation for his service as a director in 2021.

(5)      Mr. LeMire was paid $65,000 in cash compensation for his service as a director in 2021.

(6)      Mr. Dudley was paid $65,000 in cash compensation for his service as a director in 2021.

(7)      Mr. Wool was paid $53,186 in cash compensation for his service as a director in 2021.

Non-employee directors received the following annual compensation for service as a member of the Board for the fiscal year ended December 31, 2021:

Annual Retainer	$65,000	To be paid in cash in four equal quarterly installments.
Additional Retainer	$5,000	To be paid to the Chairman of the Board upon election annually.

Board Diversity Matrix

Board Diversity Matrix as of April 11, 2022
Total Number of Directors		7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	—	—	—
Part II: Demographic Background		—	—	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

VOTE REQUIRED

Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the Voting Capital present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

The Board of Directors recommends voting FOR the election to the Class II Directors of each of the above-mentioned nominees.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has appointed WithumSmith + Brown PC (“Withum”), to serve as our independent registered public accounting firm for the year ending December 31, 2022. A representative of Withum is expected to be present at the Annual Meeting.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Company is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders. If the appointment is not ratified, the Board will consider its options.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and generally oversees the relationship of the independent registered public accounting firm with our Company. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is not the duty of the Audit Committee to determine that our Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Fees Paid to Auditor

The following table sets forth the fees paid by our Company to Withum for audit and other services provided for the fiscal year ended December 31, 2021. Withum did not provide any services in 2020.

2021
Audit Fees	$41,200
Audit Related Fees	—
Tax Fees	—
All Other Fees	—
Total	41,200

The following table sets forth the fees paid by our Company to Marcum LLP for audit and other services provided for the fiscal year ended December 31, 2021 and 2020.

	2021	2020
Audit Fees	$79,310	$227,630
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	79,310	227,630

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our principal accountants during the fiscal years ended December 31, 2021 and 2020. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

VOTE REQUIRED

The affirmative vote of the majority of the Voting Capital that voted on this proposal is required for the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Both abstentions and broker non-votes will not have the effect of a vote against this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROPOSAL 3:
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC has adopted rules requiring public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. At our 2018 annual meeting of stockholders, our stockholders approved a proposal that we shall have an advisory vote on executive compensation every year. Accordingly, we are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the compensation paid to our current Principal Executive Officer and Principal Financial Officer (collectively, the “Named Executive Officer”), as disclosed in the section entitled “Executive Compensation” of this Proxy Statement pursuant to Item 402 of Regulation S-K (including the compensation tables and accompanying narrative discussion).

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion is hereby APPROVED.”

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

VOTE REQUIRED

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the Voting Capital that voted at the Meeting. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

PROPOSAL 4:
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT

On January 21, 2022, the Board acted unanimously to adopt the proposal for a reverse split (the “Reverse Split Proposal”) to amend Article FIFTH of our Certificate of Incorporation to enable a potential reverse stock split of our common stock at a ratio ranging from one share of common stock for not less than each five (5) nor more than each thirty (30) shares of common stock (the “Reverse Split”), with the exact ratio within such range to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this Reverse Split Proposal.

Effecting the Reverse Split requires that Article FIFTH of our Certificate of Incorporation be amended to include a reference to the Reverse Split. If approved, the Reverse will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

The intention of the Board in obtaining approval for the authority to effect a Reverse Split would be to increase the stock price of our common stock sufficiently above the $1.00 minimum bid price requirement to regain its listing on The Nasdaq Capital Market (“Nasdaq”). The Board, in its sole discretion, can elect to abandon the Reverse Split in its entirety at any time.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock as described below. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders (whether such stockholders hold common stock or preferred stock) since each stockholder would hold the same percentage of our common stock or preferred stock (in hand or on an as converted basis) outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split.

The table below sets forth the number of shares of our common stock outstanding before and after the Reverse Split based on 89,293,446 shares of common stock outstanding as of the Record Date. The table below also sets forth the number of shares of common stock issuable upon conversion of the Series D Preferred Stock, Series D-1 Preferred Stock, Series O Preferred Stock and Series P Preferred Stock before and after the Reverse Split based on 3,825, 834, 11,000 and 11,000 shares outstanding, respectively, as of the Record Date.

	Prior to the reverse split	Assuming a 5-for-1 reverse split	Assuming a 10-for-1 reverse split	Assuming a 15-for-1 reverse split	Assuming a 20-for-1 reverse split	Assuming a 30-for-1 reverse split
Aggregate Number of Shares of Common Stock Outstanding	89,293,446	17,858,689	8,929,345	5,952,896	4,464,672	2,976,448
Aggregate Number of Shares of Common Stock Issuable upon Conversion of Series D Preferred Stock Outstanding	3,825	765	383	255	192	128
Aggregate Number of Shares of Common Stock Issuable upon Conversion of Series D-1 Preferred Stock Outstanding	834	167	84	56	42	28
Aggregate Number of Shares of Common Stock Issuable upon Conversion of Series O Preferred Stock Outstanding	11,000	2,200	1,100	734	550	367
Aggregate Number of Shares of Common Stock Issuable upon Conversion of Series P Preferred Stock Outstanding	11,000	2,200	1,100	734	550	367

Reasons for the Reverse Split; Nasdaq Requirements for Continued Listing

The Board’s primary objective in proposing a potential Reverse Split is to raise the per share trading price of our common stock. Our common stock is currently traded on Nasdaq under the symbol “AIKI.”

On August 10, 2021, we received a staff deficiency notice from Nasdaq informing the Company that its common stock failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). Nasdaq’s letter advised the Company that, based upon the closing bid price during the period from June 28, 2021 to August 9, 2021, the Company no longer met this test.

Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided with an initial compliance period of 180 calendar days, or until February 7, 2021, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock needed to meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to February 7, 2021. On February 8, 2022, the Company received a written notice from Nasdaq that its listed security had not regained compliance with the $1.00 minimum bid price per share requirement. The Company was granted an additional 180 calendar day period, or until August 8, 2022, to regain compliance.

On February 24, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in concurrent registered direct offerings (the “Offerings”), (i) 11,000 shares of the Company’s Series O Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series O Preferred Stock”), and (ii) 11,000 shares of the Company’s Series P Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series P Preferred Stock” ).The shares of Series O Preferred Stock will have a stated value of $1,000 per share and will be convertible, at a conversion price of $1.00 per share, into 11,000,000 shares of common stock (subject in certain circumstances to adjustments). The shares of Series P Preferred Stock will have a stated value of $1,000 per share and will be convertible, at a conversion price of $1.00 per share, into 11,000,000 shares of common stock (subject in certain circumstances to adjustments). The Series O Preferred Stock and the Series P Preferred Stock are being offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-238172) (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”). The Company has submitted the appropriate listing application for the Preferred Stock in connection with this Offering.

The Investors have agreed in the Purchase Agreement to not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the shares of the Preferred Stock until the Reverse Stock Split, to vote the shares of the Series O Preferred Stock and Series P Preferred Stock purchased in the Offerings in connection with the Amendment. Shares of Series O Preferred Stock will be voted on an as-converted to common stock basis on the Amendment, and shares of Series P Preferred Stock cast on the Amendment will automatically be voted in a manner that “mirrors” the proportions on which the shares of common stock (excluding any shares of common stock that are not voted), Series O Preferred Stock and any other shares of preferred stock of the Company (other than the Series P Preferred Stock) are voted on the Reverse Stock Split and the Amendment. The Amendment requires the approval of the majority of the votes associated with our outstanding stock entitled to vote on the proposal. Since the Series P Preferred Stock will mirror only votes cast, abstentions or broker non-votes by common stockholders, which would ordinarily have the effect of a no vote, will not have any effect on the outcome of the vote.

The Certificates of Designation will provide, in particular, that the Preferred Stock will have no voting rights, other than the right to vote as a class on certain specified matters, except that (i) each share of Series O Preferred Stock will have the right to vote, on an as converted basis, on the Reverse Stock Split (together with the Company’s common stock and the Series P Preferred Stock as a single class), and (ii) each share of Series P Preferred Stock will have the right to cast 30,000 votes per share of Series P Preferred Stock on the Reverse Stock Split; provided, that such votes will automatically be voted in a manner that “mirrors” the proportions on which the shares of common stock (excluding any shares of common stock that are not voted), Series O Preferred Stock and any other shares of preferred stock of the Company (other than the Series P Preferred Stock) are voted on the Reverse Stock Split and the Amendment.

Our Board believes that the Reverse Split and any resulting increase in the per share price of our common stock will enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock, although we have not been told by them that is the reason for not investing in our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

In addition, the Board believes that the increase in the number of available shares of Common Stock following the Reverse Split will provide the Company with the ability to support its future anticipated growth and would provide greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings and stock-based acquisitions of new technology and product development candidates. The availability of additional shares of common stock would permit the Company to undertake certain of the foregoing actions without delay and expense associated with holding a Special Meeting of Stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of our common stock.

Further, the Company compensates key employees through equity-based compensation programs. This compensation program is essential to the high-risk nature of the business and provides the ability to align the interests of key employees with stockholders. Without an increase in the number of available shares of common stock, the Company will not be able to recruit, retain and reward key employees, which includes non-employee directors, officers, other employees, consultants, independent contractors and agents.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on Nasdaq.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our common stock by up to a factor of thirty. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our common stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of common stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of common stock in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Reverse Split Proposal, the Certificate of Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the

Reverse Split even if the price of our common stock is above $1.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 1,500 shares of our common stock, you would hold 150 shares of our common stock following the Reverse Split if the ratio is one-for-ten.

Effect on Outstanding Shares, Options and Certain Other Securities

Any fractional share resulting from the Reverse Stock Split would be rounded down to the nearest whole share, and any stockholder who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range would receive cash in lieu of a fractional share. The cash amount to be paid to each stockholder would equal the stockholder’s fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing sale price of our common stock on The Nasdaq Capital Market on the trading day immediately prior to the Reverse Stock Split Effective Date. Such cash payment is subject to applicable tax and abandoned property or escheat laws. In addition, stockholders are not entitled to receive interest for the period of time between the Reverse Stock Split Effective Date and the date on which stockholders receive payment.

Effect on Registration

Our common stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The proposed Reverse Split will not affect the registration of our common stock.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of common stock as rounded up to the nearest whole share. The cash amount to be paid to each stockholder would equal the stockholder’s fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing sale price of our common stock on The Nasdaq Capital Market on the trading day immediately prior to the Reverse Stock Split Effective Date.

As of the Record Date, we had 126 holders of record of our common stock (although we have significantly more beneficial holders) and 16 holders of record of our preferred stock. We do not expect the Reverse Split to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the Certificate of Amendment will not reduce the authorized number of shares of our capital stock.

In accordance with our Certificate of Incorporation and Delaware law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Effect on Par Value and Accounting

Following the Reverse Split, the par value per share of our common stock would remain at $0.0001 per share. Total stockholders’ equity would remain unchanged. Net loss per share and net book value per share would be increased as a result of the Reverse Stock Split since fewer shares of our common stock would be outstanding. All share and per share information in our financial statements would be restated to reflect the Reverse Split for all periods presented in filings after the Reverse Split Effective Date with the SEC and The Nasdaq Capital Market.

Anti-Takeover and Dilutive Effects

The authorized common stock and preferred stock will not be diluted as a result of the Reverse Split. The common stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

As of the Effective Time, the stated capital attributable to common stock and preferred stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio that is determined by the Board (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of the U.S. federal income tax consequences of the Reverse Split generally applicable to U.S. holders (as defined below) of our common stock and preferred stock, and is based upon U.S. federal income tax law and relevant interpretations thereof in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to you in light of your individual circumstances, including if you are subject to special tax rules that apply to certain types of investors (e.g., financial institutions, insurance companies, broker-dealers, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market tax accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold our securities as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax on certain investment income or the alternative minimum tax.

This summary is limited to U.S. holders that hold our common stock or preferred stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, (the “Code”). We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. holder” is a beneficial holder of common stock or preferred stock who or that, for U.S. federal income tax purposes, is:

•        an individual who is a United States citizen or resident of the United States;

•        a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized (or treated as created or organized) in or under the laws of the United States or any state or political subdivision thereof;

•        an estate the income of which is subject to United States federal income taxation regardless of its source; or

•        a trust if (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock or preferred stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock or preferred stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock or preferred stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock or preferred stock surrendered and the holding period for the common stock or preferred stock received should include the holding period for the common stock or preferred stock surrendered.

Text of Proposed Certificate of Amendment; Effectiveness

The proposed Certificate of Amendment, if and when effected by our Board, will become effective upon its filing with the Secretary of State of Delaware.

REQUIRED VOTE

The affirmative vote of a majority of the Voting Capital entitled to vote at the Annual Meeting is required to approve the Reverse Split Proposal. Abstentions, but not broker non-votes, are considered present for purposes of establishing a quorum. However, abstentions will have the effect of a vote against the Reverse Split Proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the Reverse Split Proposal.

OTHER BUSINESS

As of the date of this Proxy Statement, our management has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2023 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary at AIkido Pharma Inc., Attention: Corporate Secretary, One Rockefeller Plaza, 11th floor, New York, NY 10020. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2023 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before March 21, 2023. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Second Amended and Restated By-laws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2023, you must submit a timely notice in accordance with the procedures described in our Second Amended and Restated By-laws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 60 days nor more than 90 days prior to the one-year anniversary of the immediately preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2023, such a proposal must be received on or after December 21, 2022, but not later than March 21, 2023. In the event that the date of the Annual Meeting of Stockholders to be held in 2023 is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than the 120th day prior to the Annual Meeting of Stockholders to be held in 2023 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2023 or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Second Amended and Restated Bylaws.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this Proxy Statement or in any other subsequently filed document that also is incorporated by reference herein.

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022.

To the Stockholders of AIkido Pharma Inc.:

The 2022 Annual Meeting of Stockholders (“Annual Meeting”) of AIkido Pharma Inc. (“AIkido”) will be held as a virtual meeting on Friday, May 20, 2022, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time, to vote on the following matters:

(1)    To elect two (2) Class II directors to serve terms in accordance with the Second Amended and Restated Bylaws;

(2)    To ratify the appointment of WithumSmith + Brown PC as our independent registered public accounting firm for the year ending December 31, 2022;

(3)    To conduct a non-binding advisory vote on our executive compensation; and

(4)    To approve and adopt a proposal to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our common stock at a ratio ranging from one share of common stock for not less than each five (5) shares of common stock to not more than each thirty (30) shares of common stock (the “Reverse Split”), with the exact ratio within such range to be determined at the sole discretion of the Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split.

The proxy statement contains information regarding the Annual Meeting, including information on the matters to be voted on prior to and during the Annual Meeting. You can access our proxy statement and 2021 annual report and vote at www.proxyvote.com.

Your vote is important.    Whether or not you expect to attend the Annual Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.

You will be able to attend the Annual Meeting via live audio webcast by visiting AIkido’s virtual meeting website at www.virtualshareholdermeeting.com/AIKI2022 on Friday, May 20, 2022, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials that you received. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Sincerely,

Anthony Hayes, CEO

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AIKIDO PHARMA INC.

The undersigned hereby appoints Anthony Hayes and Robert Vander Zanden with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of AIkido Pharma Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 20, 2022 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION ALL NOMINEES UNDER PROPOSAL 1, AND FOR PROPOSAL 2, 3 AND FOR 4.

Address
Changes/Comments: _________________________________________________________________________
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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)